AMENDMENT TO LOAN AGREEMENTS

THIS AMENDMENT TO AGREEMENTS (the "Amendment") is made as of this 30th day of April, 2015 by and between Zaxis International Inc., a Delaware corporation with offices located at 42 Ben Zvi Street, Ramat Gan, 5224747 Israel (the "Corporation" or "Lender") and Emerald Medical Applications Ltd, organized under the laws of the State of Israel with offices located at Ishpe 71725, Modiin, Israel (“Emerald” or the "Borrower"). The Lender and the Borrower are sometimes referred to, individually, as a "Party" and collectively, at the "Parties."

WHEREAS, the Borrower acknowledges receipt of a loan from the Lender of US$90,000 on February 2, 2015 (the "First Loan") and another loan from the Lender of US$100,000 on March 19, 2015 (the "Second Loan"); and
WHEREAS, the Parties agree that the loan agreements executed and delivered in connection with the First Loan and Second Loan (the “Loan Agreements”) contained provisions in Section 3 of both Loan Agreements granting certain conversion rights upon the occurrence of certain events (the “Conversion Rights”); and

WHEREAS, the Parties have determined that it is in the best interests of both Parties to cancel any and all Conversion Rights contained in the Loan Agreements ab initio.

NOW THEREFORE, the Corporation and Emerald agree as follows:

1. LOAN AGREEMENT AMENDMENT. The Conversion Rights contained in Section 3 of the subject Loan Agreements with respect to the First Loan and the Second Loan shall be cancelled and have no further force or effect, as if such Conversion Rights did not exist and that such Conversion Rights shall be deemed null and void ab initio.

2. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

3. BINDING EFFECT. This Amendment shall be binding upon the Lender, the Borrower and their respective successors and assigns.

Agreed to and Accepted by:

Zaxis International Inc.                                             Emerald Medical Applications Ltd

/s/: Liron Carmel                                                     /s/:Lior Wayn
Liron Carmel, CEO                                                 Lior Wayn, CEO